Exhibit 99(j)(i)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-111986 of Tamarack Funds Trust on Form N-1A of our reports on the portfolios of Tamarack Funds Trust, comprised of Large Cap Growth Fund, Mid Cap Growth Fund, Small Cap Growth Fund, Enterprise Fund, Enterprise Small Cap Fund, Microcap Value Fund, Value Fund, Small Cap International Fund, Government Income Fund, Quality Fixed Income Fund, Tax-Free Income Fund, Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Free Money Market Fund, Institutional Prime Money Market Fund and Institutional Tax-Free Money Market Fund, dated November 19, 2004, appearing in the Annual Reports to Shareholders of Tamarack Funds for the year ended September 30, 2004, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
January 12, 2005